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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 20, 2009, with respect to the consolidated financial statements and schedule included in Amendment No. 8 to the Registration Statement (Form S-1) No. 333-151822 and related Prospectus of AGA Medical Holdings, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 22, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm